POWER OF ATTORNEY


	I, Laurie Bergman, hereby authorize and designate:
* Monica M. Gaudiosi, Vice President and General Counsel, Secretary of AmeriGas Propane, Inc.
* Jessica A. Milner, Assistant Secretary of AmeriGas Propane, Inc.
* Pamela A. Meredith, Counsel of UGI Corporation
* Jean M. Jones, Sr. Paralegal of UGI Corporation

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position with AmeriGas Propane, Inc., the General Partner of AmeriGas Partners, L.P. The duration of this authorization shall be coextensive with my reporting obligations as a present or former executive officer of AmeriGas Propane, Inc. and its affiliates under Section 16 of the Act.

4/15/16				/s/ Laurie Bergman


STATE OF Pennsylvania

COUNTY OF Montgomery


	On this 15th day of April, 2016, Laurie Bergman personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Cynthia Ann Martello
Notary Public

My Commission Expires: December 11, 2017